BONUS AND SERVICES AGREEMENT

This Bonus and Services Agreement (this "Agreement") is entered into on October ___, 2012 by and between LiqTech International, Inc. (the "Company") and Aldo Petersen, an individual and Chairman of the Board of the Company ("Mr. Petersen").

WHEREAS, Mr. Petersen has provided investor relations services to the Company and other services in connection with the Company's capital raise (the "Past Services"); and

WHEREAS, the Company desires to compensate Mr. Petersen for the Past Services and to continue to engage Mr. Petersen to perform on-going services to the Company, and Mr. Petersen desires to be engaged to perform such services, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Services (as defined below) and the mutual promises, covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Mr. Petersen do hereby agree as follows:

1. **Adoption of Recitals**. The Company and Mr. Petersen hereto adopt the above recitals as being true and correct.

2. **Bonus**. In consideration for the Past Services, the Company hereby awards to Mr. Petersen a one-time bonus equal to 400.000 Danish Kroner

3. **On-Going Services**. Mr. Petersen hereby agrees to provide on-going services to the Company which shall include, without limitation, participation at Company road shows, general investor relations services, general work as Chairman of the Board of the Company and other services which are mutually agreeable by both parties on an ad hoc basis (collectively, the "On-Going Services" and together with the Past Services, the "Services") in consideration for a monthly payment to Mr. Petersen by the Company equal to Fifty Thousand Danish Kroner (DKK50,000).

4. **Term**. This Agreement will commence on the date hereof and shall continue for a period of one (1) year unless otherwise agreed to in writing by both parties. The Company may terminate this Agreement at any time upon delivering written notice to Mr. Petersen, effective as of the date set forth in such notice.

5. **Entire Agreement**. This Agreement contains the entire understanding of the parties hereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. This Agreement supersede all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates.

6. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above mentioned.

LIQTECH INTERNATIONAL, INC.

By: [signature]
Name: PAUL V. BURGON
Title: DIRECTOR

MR. PETERSEN

By: [signature]
ALDO PETERSEN

MI-411575 v3 0407620-00201